UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2021

SUNWORKS, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-36868	01-0592299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Freedom Boulevard Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

(385) 497-6955

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	SUNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Compensation

On December 20, 2021, the Board of Directors (the “Board”) of Sunworks, Inc. (the “Company”) approved certain adjustments to the compensation of Gaylon Morris, the Company’s Chief Executive Officer.

Mr. Morris’s annual salary was increased from $350,000 to $400,000 for calendar year 2022. Mr. Morris was also awarded a 2021 bonus of 75% of his 2021 base salary, or $262,500. Additionally, Mr. Morris was granted 284,900 restricted stock units that vest when the Company achieves positive EBITDA (earnings before interest, taxes, depreciation and amortization). Each restricted stock unit represents the right to receive one share of common stock of the Company.

Other than the foregoing, the terms and conditions of Mr. Morris’s employment agreement with the Company remain unchanged.

Committee Composition

As previously disclosed, the Company’s Board recently appointed Mr. Patrick C. McCullough to the Board, effective December 1, 2022. Effective December 20, 2021, the committees of the Board will have the members set forth below:

Audit Committee

-	Stanley Speer (Chair)
-	Rhone Resch
-	Patrick McCullough

Compensation Committee

-	Rhone Resch (Chair)
-	Judith Hall

Corporate Governance/Nominating Committee

-	Patrick McCullough (Chair)
-	Stanley Speer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWORKS, INC.

Date: December 27, 2021	By:	/s/ Gaylon Morris
Gaylon Morris Chief Executive Officer